Exhibit 99

ADESA Establishes Dividend Policy

Declares Fourth Quarter Dividend of $0.075 Per Common Share Outstanding

Carmel, IN, October 20, 2004.—ADESA, Inc. (NYSE: KAR) today announced that the Company’s board of directors declared a 2004 fourth quarter dividend of $0.075 per share of outstanding common stock. The dividend is payable December 15, 2004, to shareholders of record on November 15, 2004.

“ADESA’s newly established dividend policy reflects the Board’s continued confidence in the Company’s future and reaffirms our commitment to sharing ADESA’s success with our shareholders,” stated David G. Gartzke, Chairman and Chief Executive Officer of ADESA, Inc. “We believe that this dividend, in tandem with our pending share repurchase program and our ongoing commitment to grow our operations, demonstrates our focus on sharing ADESA’s success with our shareholders both immediately and on a long-term basis.”

The Board of ADESA, Inc. currently intends that the Company will follow a quarterly dividend policy of $0.075 per share of common stock.  Declaration, record and payment dates for each quarterly dividend will be set at a later time.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The Company’s operations span North America with 53 ADESA used vehicle auction sites, 28 Impact salvage vehicle auction sites and 81 AFC loan production offices. For further information on ADESA, Inc., visit the Company’s Web site at http://www.adesainc.com.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements, including statements regarding anticipated financial results, are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements.  The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; vehicle production; trends in new and used vehicle sales; business development activities, including acquisitions; economic conditions; litigation developments and the other risk factors described in the Company’s Registration Statement  on Form S-1 as declared effective on June 15, 2004 and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risk factors are outside of the Company’s control, and as such, they involve risks which are not currently known to the Company that could cause actual results to differ materially from forecasted results.  The forward-looking statements in this document are made as of the date hereof and the Company does not undertake to update its forward-looking statements.